EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement of Form S-3 (no. 33-38892), of the Registration Statement of Form S-8 (No. 33-43141), of the Registration Statement on Form S-8 and S-3, (No. 33-73290), and of the Registration Statement on Form S-8 and S-3 (No. 33-73294) of Mid Am, Inc. of our report dated January 22, 1996 appearing on page 29 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Toledo, Ohio
March 26, 1996